Ratio of earnings to fixed charges including interest on deposits - Interchange

                                                -----------------------------------------------
                                                                  December 31,
                                                -----------------------------------------------
                                                  1997      1996      1995      1994      1993
                                                -------   -------   -------   -------   -------
Net income before taxes & extraordinary items   $11,624   $ 9,875   $ 9,573   $ 8,698   $ 7,929
Interest on borrowings                            1,323       558       637       371        10
                                                -------   -------   -------   -------   -------
Income before taxes & extraordinary items and
   interest on borrowings                        12,947    10,433    10,210     9,069     7,939
                                                -------   -------   -------   -------   -------
                                                -------   -------   -------   -------   -------
Interest on borrowings                            1,323       558       637       371        10
                                                -------   -------   -------   -------   -------
Ratio of earnings to fixed charges excluding
   interest on deposits                           9.79x    18.70x    16.03x    24.44x   793.90x
                                                =======   =======   =======   =======   =======

Ratio of earnings to fixed charges including interest on deposits - Interchange

                                                -----------------------------------------------
                                                                  December 31,
                                                -----------------------------------------------
                                                  1997      1996      1995      1994      1993
                                                -------   -------   -------   -------   -------
Net income before taxes & extraordinary items   $11,624   $ 9,875   $ 9,573   $ 8,698   $ 7,929
Interest on borrowings                            1,323       558       637       371        10
Interest on deposits                             14,210    14,041    14,513    10,635    10,227
                                                -------   -------   -------   -------   -------
Income before taxes & extraordinary items and
   interest on deposits and borrowings           27,157    24,474    24,723    19,704    18,166
                                                -------   -------   -------   -------   -------
Interest on deposits                              1,323       558       637       371        10
Interest on borrowings                           14,210    14,041    14,513    10,635    10,227
                                                -------   -------   -------   -------   -------
                                                -------   -------   -------   -------   -------
   Fixed charges                                 15,533    14,599    15,150    11,006    10,237
                                                -------   -------   -------   -------   -------
Ratio of earnings to fixed charges including
   interest on deposits                           1.75x     1.68x     1.63x     1.79x     1.77x
                                                =======   =======   =======   =======   =======

Ratio of earnings to fixed charges excluding interest on deposits - Jersey

                                                -----------------------------------------------
                                                                  December 31,
                                                -----------------------------------------------
                                                  1997      1996      1995      1994      1993
                                                -------   -------   -------   -------   -------
Net income before taxes & extraordinary items   $   586   $   530   $   621   $   482   $   403
Interest on borrowings                             --        --        --        --        --
                                                -------   -------   -------   -------   -------
Income before taxes & extraordinary items and
   interest on borrowings                           586       530       621       482       403
                                                -------   -------   -------   -------   -------
                                                -------   -------   -------   -------   -------
Interest on borrowings                             --        --        --        --        --
                                                -------   -------   -------   -------   -------
Ratio of earnings to fixed charges excluding
   interest on deposits                            --        --        --        --        --
                                                =======   =======   =======   =======   =======

Ratio of earnings to fixed charges including interest on deposits - Jersey

                                                -----------------------------------------------
                                                                  December 31,
                                                -----------------------------------------------
                                                  1997      1996      1995      1994      1993
                                                -------   -------   -------   -------   -------
Net income before taxes & extraordinary items   $   586   $   530   $   621   $   482   $   403
Interest on borrowings                             --        --        --        --        --
Interest on deposits                              3,023     2,380     2,055     1,441     1,214
                                                -------   -------   -------   -------   -------
Income before taxes & extraordinary items and
   interest on deposits and borrowings            3,609     2,910     2,676     1,923     1,617
                                                -------   -------   -------   -------   -------
Interest on deposits                               --        --        --        --        --
Interest on borrowings                            3,023     2,380     2,055     1,441     1,214
                                                -------   -------   -------   -------   -------
                                                -------   -------   -------   -------   -------
  Fixed charges                                   3,023     2,380     2,055     1,441     1,214
                                                -------   -------   -------   -------   -------
Ratio of earnings to fixed charges including
   interest on deposits                           1.19x     1.22x     1.30x     1.33x     1.33x
                                                =======   =======   =======   =======   =======